Exhibit 4.3

INCORPORATED UNDER THE LAWS OF THE
STATE OF MARYLAND

NUMBER	SHARES
**A-1**	**9,201**

CARROLLTON BANCORP
(a Maryland Corporation)

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

THIS CERTIFIES THAT  **United States Department of Treasury** is the registered holder of **Nine Thousand Two Hundred One (9,201)** Shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Corporation, par value $1.00 per share, fully paid and non-assessed transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

SEE IMPORTANT LEGENDS ON REVERSE SIDE

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 13th day of February, 2009.

Allyson Cwiek, Secretary	Robert A. Altieri, President and CEO

SHARES PAR VALUE $1.00 EACH

IMPORTANT NOTICE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE CORPORATION IS AUTHORIZED TO ISSUE STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A.  THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFORE, A FULL STATEMENT OR SUMMARY OF THE INFORMATION REQUIRED BY THE BYLAWS OF THE CORPORATION AND BY SECTION 2-211(b) OF THE MARYLAND GENERAL CORPORATION LAW.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - __________________ Custodian _______________ (Minor)
TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act of _____________________________ (State)
JT TEN - as joint tenants with right of survivorship
and not as tenants in common	Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE INSERT NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

___________________ (_____)Shares of Common Stock of the Corporation represented by this Certificate, and does hereby irrevocably constitutes and appoints _______________________________________ agent to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated _________________                                              ___________________________________________

NOTICE:   THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.